UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On December 18, 2018, CytoDyn Inc., a Delaware corporation (the “Company”), announced that it had conducted the final closings (the “Final Closings”) in its round of private placements to accredited investors that commenced on August 28, 2018.

In the Final Closings, the Company issued an aggregate of 3,258,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 1,629,000 shares of common stock at an exercise price of $0.75 per share. The securities were issued on identical terms to those previously reported in the Company’s periodic reports relating to the other closings in the Company’s round of private placements.

The Company also became obligated to issue warrants to purchase an aggregate of 325,800 shares of Common Stock, along with a cash payment of approximately $0.2 million, as a fee to the placement agent in certain transactions in the offering. The placement agent warrants were issued on terms similar to the investor warrants described above, but with an exercise price of $0.50 per share. The placement agent warrants provide for cashless exercise.

In the aggregate, in the round of private placements since August 28, 2018, the Company issued 46,975,170 shares of Common Stock and warrants to purchase 23,487,585 shares of Common Stock, for aggregate gross proceeds of approximately $23.5 million. The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with such private placements.

After giving effect to the foregoing transactions, the number of shares of Common Stock outstanding as of December 17, 2018 was 292,667,949. As of December 17, 2018, the total number of outstanding warrants was 142,169,963, with an average weighted exercise price of $0.77 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

December 18, 2018	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer